Exhibit 99.1
Triumph Financial Announces Dividend for 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock
DALLAS – August 29, 2025 (GLOBE NEWSWIRE) – Triumph Financial, Inc. (the “Company”) (NYSE: TFIN) today announced that the Company’s Board of Directors declared a quarterly cash dividend of $17.81 per share on its 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, represented by depositary shares (NYSE: TFIN-PR), each representing a 1/40th interest in a share of preferred stock. Holders of depositary shares will receive $0.44525 per depositary share. The dividend is payable on September 30, 2025, to holders of record at the close of business on September 15, 2025.
About Triumph Financial
Triumph (NYSE: TFIN) is a financial and technology company focused on payments, factoring, intelligence and banking to modernize and simplify freight transactions. Headquartered in Dallas, Texas, its portfolio of brands includes Triumph, TBK Bank and LoadPay. www.tfin.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial's expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2025. Forward-looking statements speak only as of the date made, and Triumph Financial undertakes no duty to update the information.
Source: Triumph Financial, Inc.
###
Investor Relations:
Luke Wyse
Executive Vice President, Head of Investor Relations
lwyse@tfin.com
214-365-6936
Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tfin.com
214-365-6930